Exhibit 99.1

December 23, 2010

Dear Dr Bernstein,

You as board member of Protect Pharmacutical Corporation I feel that it is essential to write this letter to you. Based on the events of the last week, it is clear to me that I will not be allowed to perform my duties in the manner I deem necessary to serve the best interests of the company and it’s shareholders. Accordingly, I must resign my positions as CEO and director of Protect Pharma. This resignation is effective immediately.

Sincerely yours,

William Abajian.